                      FORM OF MONTHLY REPORT TO NOTEHOLDERS
            FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1 & 2003-1
                     MONTHLY PERIOD ENDING: AUGUST 31, 2003

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2002-1 and 2003-1 Indenture Supplement, dated as of October 24, 2002, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the September 15, 2003 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                  None

(f) To the knowledge of the undersigned, no Series 2002-1 or 2003-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                  None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

     1.   Principal Receivables                                              2002-1                   2003-1
          (a) Beginning of Monthly Period Principal Receivables      $   2,335,125,353.60     $   2,335,125,353.60
          (b) End of Monthly Period Principal Receivables            $   2,333,775,768.78     $   2,333,775,768.78
          (c) Average Principal Receivables                          $   2,334,450,561.19     $   2,334,450,561.19

     2.   End of Monthly Period Trust Receivables                    $   2,387,367,487.81     $   2,387,367,487.81

     3.   Delinquent Balances

                     Delinquency                            Aggregate Account           Percentage of
                       Category                                  Balance              Total Receivables
------------------------------------------------------------------------------------------------------------
         (a)  30 to 59 days                                 $  35,704,621.13                          1.50%

     3.   Delinquent Balances (continued)

                     Delinquency                            Aggregate Account           Percentage of
                       Category                                  Balance              Total Receivables
------------------------------------------------------------------------------------------------------------
         (b)  60 to 89 days                                 $  28,068,798.30                          1.18%
         (c)  90 to 119 days                                $  22,569,452.98                          0.95%
         (d)  120 to 149 days                               $  20,102,725.53                          0.84%
         (e)  150 or more days                              $  16,266,069.28                          0.68%
              Total:                                        $ 122,711,667.22                          5.14%

     4.   Aggregate amount of Collections
          (a)  Total Collections                                                              $   282,865,022.20   $  282,865,022.20
          (b)  Total Collections of Principal Receivables                                     $   254,848,022.67   $  254,848,022.67
          (c)  Total Collections of Finance Charge Receivables                                $    28,016,999.53   $   28,016,999.53
          (d)  Aggregate Allocation Percentages for Outstanding Series                                    88.23%              88.23%
          (e)  Aggregate Allocation Percentage of Collections of Principal Receivables                    88.23%              88.23%
          (f)  Aggregate Allocation Percentage of Collections of Finance Charge Receivables               88.23%              88.23%

     5. Aggregate amount of Principal Receivables in Accounts which became Defaulted          $    16,168,144.09   $   16,168,144.09
     A$counts during the Monthly Period

     6. Calculation of Interchange allocable to the Issuer for the Monthly Period

          (a)  Sales net of cash advances during the Monthly Period on all FNBO               $   402,682,557.10   $  402,682,557.10
          MasterCard and VISA accounts

          (b)  Sales net of cash advances during the Monthly Period on Accounts               $   226,759,453.73   $  226,759,453.73
          designated to the Receivables Trust

          (c)  Total amount of Interchange paid or payable to FNBO with respect               $     7,098,248.00   $    7,098,248.00
          to the Monthly Period

          (d)  Amount of Interchange allocable to the Receivables Trustee with                $     3,997,180.44   $    3,997,180.44
          respect to the Monthly Period ([c] multiplied by [b/a])

          (e) Servicer Interchange amount (1% of Collateral Amount at end of                  $       339,726.03   $      424,657.53
          prior Monthly Period)

          (f) Adjustment of Noteholder Servicing Fee (excess of (e) over (d))                              $0.00               $0.00

     7. The aggregate amount of Collections of Finance Charge Receivables for the
     Receivables Trust for the Monthly Period
          (a)  Interchange                                                                    $     3,997,180.44   $    3,997,180.44
          (b)  Recoveries                                                                     $       883,414.86   $      883,414.86
          (c)  Finance Charges and Fees                                                       $    28,016,999.53   $   28,016,999.53
          (d)  Discount Receivables                                                                        $0.00               $0.00
                                                                                              --------------------------------------
               Total                                                                          $    32,897,594.83   $   32,897,594.83

     8.   Aggregate Uncovered Dilution Amount for the Monthly Period                                       $0.00               $0.00

B.   INFORMATION REGARDING THE SERIES 2002-1 AND 2003-1 NOTES

     1.   Collateral Amount at the close of business on the prior Distribution Date          $   400,000,000.00    $  500,000,000.00
          (a)  Reductions due to Investor Charge-Offs (including Uncovered Dilution                       $0.00                $0.00
          Amounts) to be made on the related Distribution Date
          (b)  Reimbursements to be made on the related Distribution Date from                            $0.00                $0.00
          Available Finance Charge Collections
          (c)  Collateral Amount at the close of business on the Distribution Date           $   400,000,000.00    $  500,000,000.00

     2.   Note Principal Balance at the close of business on the Distribution Date during the Monthly Period
          (a)  Class A Note Principal Balance                                                $   332,000,000.00    $  415,000,000.00
          (b)  Class B Note Principal Balance                                                $    31,000,000.00    $   38,750,000.00

          (c)  Class C Note Principal Balance                                                $    37,000,000.00    $   46,250,000.00
               Total Note Principal Balance                                                  $   400,000,000.00    $  500,000,000.00

     3.   Allocation Percentages for the Monthly Period
          (a)  Principal Collections                                                                     17.13%               21.41%
          (b)  Finance Charge Collections                                                                17.13%               21.41%
          (c)  Default Amounts                                                                           17.13%               21.41%

     4.   Investor Principal Collections processed during the Monthly Period and             $    43,654,701.74    $   54,568,313.46
     allocated to the Series

     5.   Excess Principal Collections available from other Group I Series allocated                      $0.00                $0.00
     to the Series

     6.   Aggregate amounts treated as Available Principal Collections pursuant to           $     2,769,603.08    $    3,461,599.65
     subsections 4.04(a)(v) and (vi) of the related Indenture Supplement

     7.   Reallocated Principal Collections (up to the Monthly Principal Reallocation                     $0.00                $0.00
     Amount) applied pursuant to Section 4.06 of the related Indenture Supplement

     8.   AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                                          $    46,424,304.82    $   58,029,913.11

     9.   Principal Accumulation Investment Proceeds                                                      $0.00                $0.00

     10. Investor Finance Charge Collections (including Interchange and Recoveries)          $     5,635,259.30    $    7,044,065.90
     processed during the Monthly Period

     11. Excess Finance Charge Collections from Group I allocated to the Series                           $0.00                $0.00

     12. Reserve Account withdrawals pursuant to Section 4.10(b) or (d) of the                            $0.00                $0.00
     related Indenture Supplement

     13. Excess amounts from Spread Account to be treated as Available Finance                            $0.00                $0.00
     Charge Collections pursuant to Section 4.12(g) of the related Indenture Supplement

     14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)                                $     5,635,259.30    $    7,044,065.90

     15.  Distributions of principal and interest to Noteholders on the Distribution Date:
          (a)  Class A Noteholders                                                           $       348,784.44    $      432,406.94
          (b)  Class B Noteholders                                                           $        40,308.61    $       89,125.00
          (c)  Class C Noteholders                                                           $        71,050.28    $      107,929.51

     16.  Distributions of principal to Noteholders on the Distribution Date:
          (a)  Class A Noteholders                                                                        $0.00                $0.00
          (b)  Class B Noteholders                                                                        $0.00                $0.00
          (c)  Class C Noteholders                                                                        $0.00                $0.00

     17.  Distributions of interest to Noteholders on the Distribution Date:
          (a)  Class A Noteholders                                                           $       348,784.44    $      432,406.94
          (b)  Class B Noteholders                                                           $        40,308.61    $       89,125.00
          (c)  Class C Noteholders                                                           $        71,050.28    $      107,929.51

     18.  The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series 2002-1 and 2003-1
          (a)  Default Amount                                                                $    16,168,144.09    $   16,168,144.09
          (b)  Allocation Percentage (B.3.(c) above)                                                     17.13%               21.41%
                                                                                             ---------------------------------------
               Total Investor Default Amount (a multiplied by b)                             $     2,769,603.08    4    3,461,599.65

     19.  The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period
          (a) Dilutions not covered by Transferor                                                         $0.00                $0.00
          (b) Series Allocation Percentage (as defined in the related Indenture Supplement)              17.13%               21.41%
          (c) Total Uncovered Dilution Amount                                                             $0.00                $0.00

     20.  The aggregate amount of Investor Charge-Offs (including any Uncovered Dilution                  $0.00                $0.00
     Amount not covered by thee Transferor) for the Monthly Period

     21.  Noteholder Servicing Fee for the Monthly Period payable to the Servicer (after     $       679,452.05    $      849,315.07
     adjustment for Servicer Interchange shortfall, if any)

     22.  Ratings of the Class A Notes
          Moody's                                                                  Aaa
                                                                                   -------------------------
          S&P                                                                      AAA
                                                                                   -------------------------
          Fitch                                                                    AAA
                                                                                   -------------------------

     23.  Ratings of the Class B Notes
          Moody's                                                                  A2
                                                                                   -------------------------
          S&P                                                                      A2
                                                                                   -------------------------
          Fitch                                                                    A+
                                                                                   -------------------------

     24.  Ratings of the Class C Notes
          Moody's                                                                  Baa2
                                                                                   -------------------------
          S&P                                                                      BBB
                                                                                   -------------------------
          Fitch                                                                    BBB
                                                                                   -------------------------

     25.  Note Interest Rate for the Monthly Period
          (a)  Class A Note Interest Rate                                                              1.22000%             1.21000%
          (b)  Class B Note Interest Rate                                                              1.51000%             1.38600%
          (c)  Class C Note Interest Rate                                                              2.23000%             1.12600%

C.   QUARTERLY NET YIELD

     1.   Base Rate for the Monthly Period                                                                3.35%                3.48%
     2.   Portfolio Yield for the Monthly Period                                                          8.44%                8.44%
     3.   Net Yield for the Monthly Period (Portfolio Yield MINUS Base Rate)                              5.08%                4.95%
     4.   Quarterly Net Yield for the related Distribution Date                                           6.03%                5.90%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

     1.   Opening Principal Accumulation Account Balance on the Distribution Date                         $0.00                $0.00
     for the Monthly Period

     2.   Controlled Deposit Amount to be deposited to the Principal Accumulation                         $0.00                $0.00
     Account on the Distribution Date for the Monthly Period
          (a)  Controlled Accumulation Amount                                                             $0.00                $0.00
          (b)  Accumulation Shortfall                                                                     $0.00                $0.00
          (c)  Controlled Deposit Amount (a+b)                                                            $0.00                $0.00

     3.   Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution Date
          (a)  Distribution in reduction of the Class A Notes                                             $0.00                $0.00
          (b)  Distribution in reduction of the Class B Notes                                             $0.00                $0.00
          (c)  Distribution in reduction of the Class C Notes                                             $0.00                $0.00

     4.   Principal Accumulation Account ending balance after deposit or withdrawal on the Distribution Date for the Monthly Period
                                                                                             ---------------------------------------

E.   INFORMATION REGARDING THE SPREAD ACCOUNT

     1.   Opening Available Spread Account Amount on the Distribution Date for the
     Monthly Period                                                                          $     2,000,000.00    $    2,500,000.00

     2.   Aggregate amount required to be withdrawn pursuant to Section 4.12(c) of                        $0.00                $0.00
     the related Indenture Supplement for distribution to Class C Noteholders pursuant to Section 4.04(a)(iv) of the related Indenture Supplement

     3.   Aggregate amount required to be withdrawn pursuant to Section 4.12(d) of                        $0.00                $0.00
     the related Indenture Supplement for distribution in reduction of the Class C Note
     Principal Balance

     4.   Spread Account Percentage for the Distribution Date for the Monthly Period                       0.5%                 0.5%

     5.   Closing Required Spread Account Amount for the Distribution Date for the           $     2,000,000.00    $    2,500,000.00
     Monthly Period

     6.   Amount on deposit in Spread Account after required withdrawals on the              $     2,000,000.00    $    2,500,000.00
     Distribution Date for the Monthly Period (1-(2+3))

     7.   Spread Account Deficiency, if any (5 MINUS 6)                                                   $0.00                $0.00

     8.   Amounts deposited pursuant to Section 4.04(a)(vii) or 4.10(e) of the related                    $0.00                $0.00
     Indenture Supplement

     9.   Remaining Spread Account Deficiency, if any (7 minus 8)                                         $0.00                $0.00

F.   INFORMATION REGARDING THE RESERVE ACCOUNT

     1.   Reserve Account Funding Date                                                             July 1, 2004    December 31, 2004

     2.   Opening Available Reserve Account Amount on the Distribution Date for the                       $0.00                $0.00
     Monthly Period

     3.   Aggregate amount required to be withdrawn pursuant to Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance Charge Collections:
          (a)  Covered Amount                                                                             $0.00                $0.00
          (b)  Principal Accumulation Investment Proceeds                                                 $0.00                $0.00
          (c)  Reserve Draw Amount (a MINUS b)                                                            $0.00                $0.00

     4.   Required Reserve Account Amount                                                                 $0.00                $0.00

     5.   Reserve Account Surplus (4-(2-3))                                                               $0.00                $0.00

G.   INFORMATION REGARDING ACCUMULATION PERIOD
     (Required on and after November 2004 Distribution Date)

     1.   Accumulation Period Length (months)
                                                                                             ---------------------------------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of September, 2003.

                                          FIRST NATIONAL BANK OF OMAHA, Servicer

                                          By
                                            ------------------------------------
                                          Name: Jean L. Koenck
                                          Title: Vice President